Differential Brands Group Reports Q4 and Annual 2017 Results

LOS ANGELES, CALIFORNIA, April 2, 2018 – Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG), today announced its operating results for the three months and year ended December 31, 2017.

For the fourth quarter:

•	Net sales rose 7% compared to the same quarter last year, to $45.1 million
•	Consumer Direct net sales grew 8%, fueled by 10% store sales growth including 7% comparable Robert Graham store sales growth
•	Gross profit increased by $2.1 million, or 13%
•	Adjusted EBITDA and net income (loss) increased to $3.1 million and $4.1 million from $2.1 million and $(4.9 million), respectively, in the prior year quarter

For the year:

•	Net sales rose 10% to $164.1 million from $149.3 million for the prior year
•	Consumer Direct sales grew 9%, fueled by 13% ecommerce comparable sales growth and 4% comparable store sales growth
•	Gross profit was up $10.5 million, representing a 17% increase over the prior year
•	Profit margin expanded by 268 basis points
•	Adjusted EBITDA and net loss improved to $10.8 million and $(2.5 million) from $8.7 million and $(17.8 million), respectively, compared to last year

Michael Buckley, Chief Executive Officer, commented, “I am pleased to report that all of our brands produced positive total comparable sales, improved margin dollars, expanded margin rates and leveraged SGA during the fourth quarter, 2017. We were also very pleased with the momentum of our Consumer Direct business, especially the continued progress of our Robert Graham stores during the quarter,  which were up 7% for the quarter on a comparable basis with store net sales momentum continuing into Q1 2018. Robert Graham ecommerce, in particular, saw both more traffic and a greater conversion rate during the 4th quarter. SWIMS continued to compound its top line, growing 40% during the quarter as a result of European growth and the opening of an additional store during the quarter compared to the same quarter last year.  SWIMS also continued to expand its US based brand awareness and distribution points. Lastly, Hudson continued to post solid Wholesale performance, increasing Wholesale channel sales by 5%.”

Mr. Buckley continued, “For the upcoming 2018 fiscal year, we have planned several key initiatives within each of the respective brands. At the Hudson brand, we plan to test limited retail stores in the United States and we are in development of a new line of sportswear to complement our denim products for the Fall 2018 season. We are also investing in additional sales staff at Hudson to help grow our diversified and important specialty store business across the country. At Robert Graham, we are adding additional catalog drops and circulation, as well as expanding the Robert Graham assortment, through licensing, to include home furnishings and additional accessory styles. Lastly, at SWIMS we are offering an expanded assortment of footwear starting Spring 2018, to go along with our outerwear line in Europe for Fall 2018. We also will be adding our first full price SWIMS store at a key high street location in Oslo, Norway in Fall 2018.”

Segment net sales and adjusted EBITDA results were as follows:

	Three months ended December 31,		Twelve months ended December 31, *
	2017	2016	2017	2016
	(unaudited, in thousands)		(unaudited, in thousands)
Net sales:
Wholesale	$30,218	$28,534	$119,128	$108,829
Consumer Direct	14,136	13,132	42,095	38,622
Corporate and other	755	353	2,830	1,816
Total Company net sales	$45,109	$42,019	$164,053	$149,267

Adjusted EBITDA
Operating income (loss):
Wholesale	$5,668	$4,776	$27,826	$21,101
Consumer Direct	2,295	314	1,523	(2,216)
Corporate and other	(7,603)	(7,976)	(28,273)	(29,038)
Adjustments**	2,780	5,007	9,747	18,863
Total Company Adjusted EBITDA	$3,140	$2,121	$10,823	$8,710

*For the year ended December 31, 2016, net sales and Adjusted EBITDA reflect the operations of Robert Graham for the full year ended December 31, 2016, Hudson for the eleven months ended since January 28, 2016, and SWIMS for the five months ended since July 18, 2016. For the year ended December 31, 2017, net sales and Adjusted EBITDA include all three brands: Robert Graham, Hudson and SWIMS. See further discussion at “Basis of Presentation of Information” below.

**See “Adjusted EBITDA” below for reconciliation with GAAP.

Fourth Quarter Financial Review

Total Company net sales for the three months ended December 31, 2017, increased 7% to $45.1 million, reflecting a 6% increase in Wholesale segment sales and an 8% increase in Consumer Direct segment sales. The Wholesale increase was driven by 40% growth at SWIMS, as well as by modest growth from the Hudson brand, primarily at full price specialty store doors. Robert Graham Wholesale was down marginally for the quarter (1% year over year) due primarily to the timing of certain off-price shipments that were moved into January 2018.  The increase in the Consumer Direct segment was led by retail store growth of 10%.

Gross profit was $18.9 million, compared to $16.8 million in the fourth quarter of fiscal 2016, primarily related to the comparable increase in sales volume. Total Company gross margin was 41.9% compared to 39.9% in the fourth quarter of 2016 as a result of better initial margins across all brands.

Selling, general and administrative expenses for the quarter ended December 31, 2017, were $16.8 million compared to $16.2 million in the same period of the prior year. Selling, general and administrative expense rate decreased to 37% from 39% in the fourth quarter of 2016.

Operating income was $0.4 million for the three months ended December 31, 2017, compared to an operating loss of $2.9 million for the same period last year.

Adjusted EBITDA for the three months ended December 31, 2017 was $3.1 million as compared to $2.1 million in the same quarter last year.

Annual Financial Review

Total Company net sales for year ended December 31, 2017, increased 10% to $164.1 million compared to $149.3 million in the prior year, reflecting a 9% increase in Wholesale segment sales and a 9% increase in Consumer Direct segment sales.

Gross profit was $71.8 million for the year ended December 31, 2017 compared to $61.3 million for the same period last year. Total Company gross margin was 43.7% compared to 41.1% for the year ended December 31, 2016.

Selling, general and administrative expenses for the year ended December 31, 2017 were $64.4 million compared to $63.2 million for the same period of the prior year. Selling, general and administrative expense rate decreased to 39% from 42% in the year ended December 31, 2016.

Operating income from continuing operations was $1.1 million for the year ended December 31, 2017, compared to operating losses from continuing operations of $10.2 million for the same period last year.

Basis of Presentation of Information

As previously disclosed, on January 28, 2016, the Company completed the acquisition (the “RG Merger”) of all outstanding equity interests of RG Parent LLC and its subsidiaries, or the Robert Graham business (“RG”). Because RG was deemed the accounting acquirer for financial reporting purposes, the assets, liabilities and operations of the Company prior to January 28, 2016 that are reflected in the financial statements for the year ended December 31, 2016 reflect only RG’s financial condition and results of operations and do not include Hudson or SWIMS. More specifically, the Company’s consolidated financial statements, as presented in part in this press release, included: (i) from January 1, 2016 up to the day prior to the closing of the RG Merger on January 28, 2016, the results of operations and cash flows of RG; (ii) from and after the RG Merger’s closing date on January 28, 2016, the results of continuing operations, cash flows and, as applicable, the assets and liabilities of the combined Company, comprising the Company’s Hudson business and RG; (iii) from and after the RG Merger’s closing date on January 28, 2016, the results of the discontinued operations from the Company’s previously owned Joe’s brand retail stores that later closed by February 29, 2016; and (iv) from and after the acquisition of SWIMS on July 18, 2016, the results of continuing operations and cash flows and, as applicable, the assets and liabilities of SWIMS.

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-friendly footwear, apparel and accessories. For more information, please visit Differential's website at: www.differentialbrandsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk of intense competition in the denim and premium lifestyle apparel industries; the risk that the Company’s substantial indebtedness could adversely affect the Company’s financial performance and impact the Company’s ability to service its indebtedness; the risks associated with the Company’s foreign sourcing of its products and the implementation of foreign production for Hudson’s products, including in light of potential changes in international trade relations brought on by the current U.S. presidential administration; risks associated with the Company’s third-party distribution system; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance or strategies and the Company’s ability to generate cash flows from its operations to service its indebtedness; risks related to the Company’s ability to respond to the business environment and fashion trends; risks related to continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to the Company’s ability to manage the Company’s inventory effectively; the risk of cyber-attacks and other system risks; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of the Company’s operations or new acquisitions; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s pledge of all its tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; risks related to a possible oversupply of denim in the marketplace; and other risk. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed with the SEC, and this release should be read in conjunction with those reports through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Contacts:

Investor Relations

Bob Ross, Chief Financial Officer

Differential Brands Group Inc.

323.558.5115

DIFFERENTIAL BRANDS GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
	(unaudited)
Net sales	$45,109	$42,019	$164,053	$149,267
Cost of goods sold	26,216	25,256	92,303	87,987
Gross profit	18,893	16,763	71,750	61,280
Operating expenses
Selling, general and administrative	16,754	16,195	64,370	63,244
Depreciation and amortization	1,536	1,556	6,061	6,012
Retail store impairment	243	1,898	243	2,177
Total operating expenses	18,533	19,649	70,674	71,433
Operating income (loss) from continuing operations	360	(2,886)	1,076	(10,153)
Interest expense	2,307	2,105	8,844	7,531
Other expense (income), net	22	(79)	21	42
Loss from continuing operations before income taxes	(1,969)	(4,912)	(7,789)	(17,726)
Income tax benefit	(6,107)	(7)	(5,331)	(1,200)
Income (loss) from continuing operations	4,138	(4,905)	(2,458)	(16,526)
Loss from discontinued operations, net of tax	—	—		(1,286)
Net income (loss)	$4,138	$(4,905)	$(2,458)	$(17,812)

Income (loss) from continuing operations	$0.21	$(0.47)	$(0.60)	$(1.71)
Loss from discontinued operations	—	—	—	(0.10)
Income (loss) per common share - basic	$0.21	$(0.47)	$(0.60)	$(1.81)

Income (loss) from continuing operations	$0.16	$(0.47)	$(0.60)	$(1.71)
Loss from discontinued operations	—	—	—	(0.10)
Income (loss) per common share - diluted	$0.16	$(0.47)	$(0.60)	$(1.81)

Weighted average shares outstanding
Basic	13,333	13,089	13,313	12,428
Diluted	17,869	13,089	13,313	12,428

As a Percent of Sales

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
	(unaudited)
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	58.1%	60.1%	56.3%	58.9%
Gross profit	41.9%	39.9%	43.7%	41.1%
Operating expenses
Selling, general and administrative	37.1%	38.5%	39.2%	42.4%
Depreciation and amortization	3.4%	3.7%	3.7%	4.0%
Retail store impairment	0.5%	4.5%	0.1%	1.5%
Total operating expenses	41.1%	46.8%	43.1%	47.9%
Operating income (loss) from continuing operations	0.8%	-6.9%	0.7%	-6.8%
Interest expense	5.1%	5.0%	5.4%	5.0%
Other expense (income), net	0.0%	-0.2%	0.0%	0.0%

Loss from continuing operations before income taxes	-4.4%	-11.7%	-4.7%	-11.9%
Income tax benefit	-13.5%	0.0%	-3.2%	-0.8%
Income (loss) from continuing operations	9.2%	-11.7%	-1.5%	-11.1%
Loss from discontinued operations, net of tax	0.0%	0.0%	0.0%	-0.9%
Net income (loss)	9.2%	-11.7%	-1.5%	-11.9%

Adjusted EBITDA

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of GAAP income (loss) from continuing operations to Adjusted EBITDA:

GAAP income (loss) from continuing operations	$4,138	$(4,905)	$(2,458)	$(16,526)

Adjustments:
Income tax benefit	(6,107)	(7)	(5,331)	(1,200)
Interest expense	2,307	2,105	8,844	7,531
Non-cash stock compensation (a)	1,001	1,203	2,340	2,052
Depreciation and amortization	1,536	1,556	6,061	6,012
Acquisition-related costs (b)	—	350	—	5,395
Retail store impairment (c)	243	1,898	243	2,177
Restructuring (d)	—	—	936	1,559
Non-cash inventory expense (e)	—	—	—	1,668
Store closure costs (f)	—	—	67	—
Legal settlement costs (g)	—	—	100	—
Foreign currency loss (gain)	22	(79)	21	42
Total Adjustments	(998)	7,026	13,281	25,236

Adjusted EBITDA (1)	$3,140	$2,121	$10,823	$8,710

(1)

Adjusted EBITDA is defined as loss from continuing operations, excluding: income taxes, interest expense, non-cash stock compensation, depreciation and amortization, acquisition-related costs, retail store impairment, restructuring costs, non-cash inventory expenses, store closure costs, legal settlement costs and gain or loss related to foreign currency transactions.  Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations.  The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents stock compensation expense related to the grant of restricted stock units and stock options.
(b)

Represents acquisition-related costs related to legal, advisory and accounting services in connection with the RG Merger and SWIMS acquisition. These costs are not representative of the Company’s day-to-day business.

(c)	Represents impairment of retail store property and equipment.
(d)

Represents restructuring charges for severance, termination of consulting arrangements and recruiting costs related to a change in management and the RG Merger, and additional costs incurred related to launching the new Hudson e-commerce website and moving e-commerce distribution in house.

(e)	Represents a non-cash inventory expense of Hudson and SWIMS inventory acquired and stepped up to fair value that was sold during the year ended December 31, 2016.
(f)	Represents the write-off of assets related to one store in which the lease was cancelled during the first quarter of fiscal 2017.

(g)	Represents the amount recorded during the second quarter of 2017 for a legal matter related to the prior period that is now estimable.

DIFFERENTIAL BRANDS GROUP INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$8,250	$6,476
Factor accounts receivable, net	17,442	16,703
Accounts receivable, net	4,804	3,522
Inventories	31,733	23,977
Prepaid expenses and other current assets	4,832	4,249
Total current assets	67,061	54,927
Property and equipment, net	8,417	10,620
Goodwill	8,380	8,271
Intangible assets, net	89,332	91,886
Other assets	484	467
Total assets	$173,674	$166,171

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$22,204	$18,223
Short-term convertible note	13,694	13,137
Cash advances from customers	—	1,707
Current portion of long-term debt	2,813	1,250
Total current liabilities	38,711	34,317
Deferred rent	3,554	3,636
Line of credit	21,254	12,742
Convertible notes	13,866	12,660
Long-term debt, net of current portion	44,896	47,218
Deferred income taxes, net	6,650	11,074
Total liabilities	128,931	121,647

Equity
Series A convertible preferred stock	5	5
Common stock	1,349	1,324
Additional paid-in capital	61,314	59,154
Accumulated other comprehensive income (loss)	271	(221)
Accumulated deficit	(18,196)	(15,738)
Total equity	44,743	44,524
Total liabilities and equity	$173,674	$166,171

DIFFERENTIAL BRANDS GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Loss from continuing operations	$(2,458)	$(16,526)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	6,061	6,012
Retail store impairment	243	2,177
Amortization of deferred financing costs	437	380
Amortization of convertible notes discount	690	916
Paid-in-kind interest	1,662	1,023
Stock-based compensation	2,340	2,052
Provision for bad debts	257	116
Amortization of inventory step up	—	1,659
Loss on disposal of assets	62	—
Deferred taxes	(4,547)	(1,086)
Changes in operating assets and liabilities:
Accounts receivable	(2,342)	(4,554)
Inventories	(7,644)	3,352
Prepaid expenses and other assets	(519)	99
Accounts payable and accrued expenses	4,107	(10,874)
Deferred rent	(75)	68
Net cash used in continuing operating activities	(1,726)	(15,186)
Net cash used in discontinued operating activities	—	(1,384)
Net cash used in operating activities	(1,726)	(16,570)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid in reverse acquisition with Robert Graham, net of cash acquired	—	(6,538)
Refund (payment) of security deposit	3	(4)
Purchases of property and equipment	(1,130)	(2,046)
Cash paid for the acquisition of SWIMS, net of cash acquired	—	(11,828)
Net cash used in investing activities	(1,127)	(20,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A convertible preferred stock, net of offering costs	—	49,881
Proceeds from long-term debt	—	50,000
Repayment of long-term debt	(938)	(500)
Proceeds from line of credit, net	7,708	12,784
Proceeds from short-term convertible note	—	13,000
Repayment of terminated line of credit and loan payable	—	(23,349)
Payment of deferred financing costs	(124)	(1,583)
Redemption of unit holders	—	(58,218)
(Repayment of) proceeds from customer cash advances	(1,707)	814
Payment of accrued distribution to members	—	(1,366)
Taxes paid in lieu of shares issued for stock-based compensation	(270)	—
Net cash provided by financing activities	4,669	41,463

Effect of exchange rate changes on cash and cash equivalents	(42)	33

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,774	4,510

CASH AND CASH EQUIVALENTS, at beginning of year	6,476	1,966
CASH AND CASH EQUIVALENTS, at end of year	$8,250	$6,476

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude the (i) effect of transaction expenses associated with the RG Merger and SWIMS acquisition (including acquisition-related costs, restructuring costs and the non-cash inventory expense of the Hudson and SWIMS inventory acquired and stepped up to fair value that was sold) during the three and twelve months ended December 31, 2016 and (ii) other provisions and expenses during the three and twelve months ended December 31, 2017 and 2016. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts which are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for or superior to, the Company’s other measures of the Company’s financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.